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                           COMPENSATION
                       AND NON-COMPETITION
                            AGREEMENT

     THIS AGREEMENT made and entered into this 7th day of May, 1997, by and between Regis Corporation, a Minnesota corporation (the "Corporation"), and Myron Kunin ("Kunin").

     Whereas, Kunin has served as an officer of the Corporation continuously since 1954, and served as Chief Executive Officer of the Corporation from 1965 until June 30, 1996, and

     Whereas, Kunin continues to serve the Corporation as Chairman of the Board of Directors, and

     Whereas, it is anticipated that Kunin will continue to provide valuable services to the Corporation, and

     Whereas, the Board of Directors of the Corporation has determined that it is appropriate and in the best interests of the Corporation to enter into this agreement to retain Kunin's services and as a condition of further engaging Kunin's services as set forth in this Agreement to insure that Kunin will not engage in any businesses competitive with the business carried on by the Corporation, either during the period services are provided under this Agreement, or so long as payments are made to Kunin under this Agreement.

     NOW, THEREFORE, in consideration of the above premises and the mutual agreements hereinafter contained, the parties hereby agree as follows:

1. SERVICES. Kunin shall continue to render services to the Corporation in an executive capacity, including but not limited to serving as the Corporation's Chairman (subject to election to such office by the Corporation's Board of Directors), actively participating in the Corporation's growth and acquisition strategies and transactions consistent with such services as are presently being rendered by Kunin, and performing such other duties as may be mutually agreed upon between Kunin and the Corporation's Board of Directors from time to time. Kunin's services will continue for not less than ten (10) years and for such further period of time as may be mutually agreed upon between Kunin and the Corporation (hereafter referred to as the "Service Period").

2. COMPENSATION. The Corporation, in consideration of Kunin's services and his covenant not to compete as hereinafter set forth, shall pay Kunin an annual amount of $600,000 (adjusted as provided in Paragraph 3 below), payable monthly or at such other times as may be agreed upon between the parties. The sums payable to Kunin as provided herein shall, subsequent to the end of the Service Period, continue for the remainder of his life, regardless of whether Kunin for any reason is or is not rendering services to the

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Corporation at the time of such payments. The sums payable to Kunin as provided herein shall continue for the remainder of his life although Kunin is not rendering services to the Corporation during the Service Period if (i) in the opinion of physicians at the Mayo Clinic, Rochester, Minnesota, Kunin is unable adequately to render the services specified in paragraph 1 above because of extended Illness or other physical or mental disability, or (ii) his services are terminated by the Corporation on grounds other than for Cause. For purposes of this Agreement, "Cause" shall mean (i) willful and gross misconduct resulting in material harm to the business or reputation of the Company, (ii) any act of willful fraud, embezzlement or misappropriation of a material nature against the Company or (iii) the conviction of a felony. The Corporation shall be deemed to have terminated Kunin's services without Cause at such time as the corporate perquisites and benefits afforded him, including but not limited to office space and facilities suitable to his position, are in any manner less favorable than those afforded other senior executive officers of the Corporation. Monthly payments shall be paid for all months up to and including the month in which Kunin's death occurs.

3. ADJUSTMENTS TO COMPENSATION. Commencing July 1, 1997, and annually thereafter, the compensation to be paid to Kunin shall be adjusted by increasing such compensation in proportion to any increase in the consumer price index from July 1, 1996 to each July 1 thereafter in which payments are made to Kunin pursuant to this agreement. The consumer price index to be used for purposes of this agreement shall be the "Consumer Price Index for all Urban Consumers, U.S. City Average for all Items, 1982-1984 = 100" published by the Bureau of Labor Statistics of the United States Department of Labor. If publication of such index is discontinued, the parties shall accept comparable statistics on the cost of living as computed and published by an agency of the United States or by a responsible financial periodical of recognized authority. Under no circumstances shall Kunin's compensation be reduced in any year.

4. NON-COMPETITION. In consideration of the Corporation's obligation set forth herein, Kunin covenants and agrees that during the period for which payments to Kunin are made as provided by this agreement, he will not, directly or indirectly, render any services of any nature to or become employed by or participate or engage in any business competitive with any business conducted by the Corporation.

5. ADVANCEMENT OF EXPENSES. Should Kunin become a party to any litigation involving the validity or interpretation of this Agreement, or any provision thereof, the Corporation shall advance to Kunin the expenses incurred by him, including reasonable attorneys fees, in connection with such litigation, and such expenses and fees shall be paid to Kunin as incurred by him in advance of the final disposition of any such proceeding. Such

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advances shall be repaid by Kunin only if he does not prevail in such proceeding. Kunin shall be deemed to have prevailed in any such proceedings if such proceedings are terminated by settlement.

6. SUCCESSORS AND ASSIGNS. This agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns. As used in this agreement, the term "successor" shall include any person, firm, corporation or other business entity which at any time, whether by merger, purchase, or otherwise, acquires all or substantially all of the assets or business or capital stock of the Corporation.

   IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the day and year first above written.


                                       REGIS CORPORATION


                                       By: /s/ Paul Finkelstein
                                          -------------------------------------
                                            Paul Finkelstein, President
                                            and Chief Executive Officer

                                           /s/ Myron Kunin
                                          -------------------------------------
                                          Myron Kunin








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